Registration No. 333-

    As filed with the Securities and Exchange Commission on October 19, 1999
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                            FACTORY 2-U STORES, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                  51-0299573
               (State or other jurisdiction of     (IRS Employer
               incorporation or organization)      Identification No.)

               4000 Ruffin Road, San Diego, California      92123
               (Address of Principal Executive Offices)  (Zip Code)

                        Employee Compensation Agreements
                            (Full title of the plan)

                               Michael M. Searles
                            Factory 2-U Stores, Inc.
                  4000 Ruffin Road, San Diego, California 92123
                                 (858) 627-1800
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                       Los Angeles, California 90071-3442

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------
     Title of          Amount      Proposed Maximum      Proposed        Amount of
 Securities to be       to be       Offering Price   Maximum Aggregate  Registration
    Registered       Registered*      Per Share**    Offering Price**       Fee
------------------------------------------------------------------------------------
  Common Stock,
    par value      658,995 shares       $24.84          $16,369,436      $4,550.70
  $.01 per share
------------------------------------------------------------------------------------


* This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and are based on a price of $24.84 per share, which is the average of the high and low sale prices of the Common Stock on October 18, 1999, as quoted on the Nasdaq National Market.

                                     PART 1
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Pursuant to the  requirements  of the Note to Part I of Form S-8 and
Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 has been distributed, pursuant to individual employee compensation agreements (the "Employee Compensation Agreements"), to each of the employees of Factory 2-U Stores, Inc. who is identified as a Selling Stockholder in this Registration Statement. The information contained in the Employee Compensation Agreements, together with the documents incorporated by reference as described in Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                             PROSPECTUS FOR RESALES

            The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Employee Compensation Agreements.

PROSPECTUS


                            FACTORY 2-U STORES, INC.

                         658,995 SHARES OF COMMON STOCK

                           (Par Value $.01 per Share)

            This Prospectus relates to the reoffer and resale of an aggregate of 658,995 shares of our Common Stock, par value $.01 per share, which we have issued to the Selling Stockholders named in this Prospectus under employee compensation agreements. The shares have not been registered prior to the filing of the Registration Statement of which this Prospectus is a part. The shares may be offered for sale, from time to time, by the Selling Stockholders on the Nasdaq National Market, where our Common Stock is currently traded, on any securities exchanges or other quotation systems on which our Common Stock may then be traded, in the over-the-counter market or in negotiated transactions, all at prices and on terms then obtainable.

            We will not receive any of the proceeds of sales made hereunder. We are paying all expenses of registration incurred in connection with the preparation and filing of the Registration Statement, but the Selling Stockholders will pay all selling and other expenses incurred by them.

            Our Common Stock is quoted on the Nasdaq National Market under the symbol "FTUS." On October 18, 1999, the closing price of our Common Stock as quoted on the Nasdaq National Market was $23-5/8 per share.

            Our principal executive offices are located at 4000 Ruffin Road, San Diego, California 92123. Our telephone number is (858) 627-1800.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
               SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                The date of this Prospectus is October 19, 1999.


                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

The Company...................................................................2
Risk Factors..................................................................3
Forward-Looking Statements....................................................4
Selling Stockholders..........................................................4
Plan of Distribution..........................................................5
Where You Can Find More Information...........................................6
Experts.......................................................................7
Sec Position Regarding Indemnification........................................7


                                   THE COMPANY

            We operate a chain of 177 off-price retail apparel and housewares stores under the names Family Bargain Center and Factory 2-U in Arizona, California, Nevada, New Mexico, Oregon, Texas and Washington.

            Prior to July 31, 1998, we operated through our wholly-owned subsidiaries, General Textiles and Factory 2-U, Inc. We acquired General Textiles (which was our principal operating subsidiary) in 1993, while it was operating under Chapter 11 of the Bankruptcy Code. At that time, General Textiles was operating only the Family Bargain Center chain. Between December 31, 1992 and March 1, 1998, the Family Bargain Center chain expanded from 108 stores in four states to 124 stores in six states. In November 1995, we acquired Factory 2-U, Inc. and began to coordinate the purchasing, warehousing and delivery operations for the Family Bargain Center and Factory 2-U chains. Between November 1995 and March 1998, the Factory 2-U chain increased from 33 stores in three states to 38 stores in three states. Subsequently, several Family Bargain Center stores were converted into Factory 2-U stores.

            In July 1998, we merged General Textiles and Factory 2-U, Inc. into a new corporation, General Textiles, Inc. In November 1998, we merged General Textiles, Inc. into ourselves, converted our previous three classes of stock into a single class of Common Stock, and changed our name from Family Bargain Corporation to Factory 2-U Stores, Inc.

            Our 177 stores average 13,300 square feet and are located mostly in strip centers. Our products include a broad range of family apparel, domestic goods and housewares. Our typical customers are families with below average income, who generally are profiled as discount store shoppers. Our merchandising strategy is to offer first quality recognizable national and discount store brands at a substantial discount, generally 20% to 50% below that offered by the national discount chains. Our stores are well-lit and present the merchandise primarily on hanging fixtures. We also use strategically placed in-store signage to emphasize the savings and create increased customer awareness.

                                  RISK FACTORS

            THERE ARE A NUMBER OF FACTORS ABOUT THE COMPANY OF WHICH A PERSON WHO IS CONSIDERING PURCHASING SHARES SHOULD BE PARTICULARLY AWARE. THEY INCLUDE THE FOLLOWING:

SIGNIFICANT NET LOSSES:

            We have incurred net losses most years since we were formed in 1993, and General Textiles, formerly our principal operating subsidiary, incurred significant losses, from its inception in 1987. Those losses led General Textiles to commence a proceeding under Chapter 11 of the Bankruptcy Code in 1992. Although we had net income of $1.5 million for the 26 week period ended July 31, 1999, we had net losses of $6.2 million and $5.3 million, after payment of preferred stock dividends, in fiscal 1997 and 1998, respectively. There is no assurance that we will have profits in any future periods.

COMPETITION:

            Our stores compete with large discount retail chains (such as Wal-Mart, K- Mart, Mervyn's and Target) and regional off-price chains (such as MacFrugal's), many of which are better known and have substantially greater resources than our two chains. While our off-price marketing strategy differs from the strategy of many of our competitors, many of our competitors could, if they wanted to do so, compete directly with us in offering merchandise targeted at the typical Family Bargain Center and Factory 2-U customers.

SEASONALITY:

            Our business is seasonal in nature, with its highest levels of sales in the "Back-to-School" (August and September) and Christmas (November and December) seasons. As a result, our working capital requirements fluctuate during the year and are highest between mid-summer and the beginning of the Christmas season. The seasonality of our business makes it particularly difficult to predict our full year results on the basis of interim results during our first and second fiscal quarters.

POTENTIAL   ANTI-TAKEOVER  EFFECTS  OF  RIGHTS  PLAN  AND  CLASSIFIED  BOARD  OF
DIRECTORS; POSSIBLE ISSUANCES OF PREFERRED STOCK:

            We have a Shareholder Rights Plan which could substantially dilute the holdings of anyone who acquires 15% or more of our Common Stock without approval of our Board of Directors. This may deter or substantially delay mergers, tender offers or other possible takeover attempts, even if they are favored by a majority of our stockholders. Also, our Board of Directors is "classified," with only one-third of the directors coming up for election each year. The existence of a classified board may deter or delay mergers, tender offers or other possible takeover attempts favored by holders of a majority of our Common Stock. Finally, Three Cities Investors owns a majority in voting power of our Common Stock, and therefore it would be difficult or impossible for anyone to acquire the Company if the Three Cities Investors (or most of them) did not favor the acquisition. Anything which makes an acquisition of us more difficult could reduce the price investors would be willing to pay for our Common Stock.

                           FORWARD-LOOKING STATEMENTS

            Certain statements in this Prospectus, or in documents incorporated by reference into this Prospectus, are forward-looking statements. Those forward-looking statements are subject to uncertainties that may cause the actual results to differ from the results anticipated by the forward-looking statements. Factors which may cause actual results to differ from those anticipated by forward-looking statements include, among others, general economic and business conditions (both nationally and in the regions in which we operate); government regulations (including regulations regarding temporary immigration of agricultural workers and minimum wages of agricultural and other workers); claims asserted against us; competition; changes in our business strategy or development plans; difficulties attracting and retaining qualified personnel; and the other factors described under the caption "Risk Factors," or in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

                              SELLING STOCKHOLDERS

            The Selling Stockholders are certain former nonemployee directors and certain current and former employees of the Company who acquired shares of Common Stock under individual Employee Compensation Agreements before we filed the Registration Statement of which this Prospectus is a part.

            The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling
Stockholder as of October 14, 1999, the number of shares covered by this Prospectus, and the number of shares which will be beneficially owned after the sale of the shares covered by this Prospectus.


                                                                    SHARES
                               SHARES                           BENEFICIALLY
     NAME OF SELLING        BENEFICIALLY    SHARES COVERED BY    OWNED AFTER
     STOCKHOLDER<F1>            OWNED        THIS PROSPECTUS    THIS OFFERING
------------------------- ---------------- ------------------- -----------------
Mowbray, William W.           220,828             86,665          134,163
Somerville, James P           155,222             86,665           68,557
Searles, Michael              300,742            242,662           58,080
Spatz, Jonathan W.            102,883             76,265           26,618
McNabb, B. Mary                90,112             34,666           55,446
Baker, James M.                26,752             25,999              753
Rosenberg, Andrew S.           28,934             17,333           11,601
Burgos, Rogelio E.             28,631             17,333           11,298
Parks, Tracy W.                21,661             16,639            5,022
Lewis, Donna Lee                4,333              4,333                0
Rinderle, Dwight K.            15,131              4,333           10,798
Thornsberry, Dennis M.         11,754              3,466            8,288
Cass, William F.               29,258              8,667           20,591
Loudermilk, Edie               13,487              5,199            8,288
Lettington, Randie D.          14,447              5,199            9,248
Collazo, Judy                  18,015              8,666            9,349
Nelson, Claudine F.             2,604              2,599                5
Plotkin, Norman G.             27,319             12,306           15,013

--------------------

<F1>
Mr. Searles has been a director and an officer of the Company (or a subsidiary thereof) since 1998; Ms. McNabb is Executive Vice President, Merchandising and General Merchandise Manager and has been an officer of the Company since 1990; Mr. Cass is Executive Vice President, Store Operations and has been an officer of the Company since 1996; Mr. Parks is Executive Vice President, Information Systems and Chief Information Officer and has been an officer of the Company since 1998; Mr. Plotkin is Executive Vice President, Store Development and General Counsel and has been an officer of the Company since 1998; Messrs. Burgos, Rosenberg, Rinderle and Thornsberry and Mesdames Loudermilk, Lettington and Collazo are employees of the Company. Mr. Somerville was a director of the Company from 1997 to June 1999; Mr. Spatz was Executive Vice President and Chief Operating Officer and was an officer of the Company from 1997 to July 1999 and Messrs. Baker and Mowbray and Mesdames Lewis and Nelson were employees of the Company.





                              PLAN OF DISTRIBUTION

            The Selling Stockholders are offering their shares of Common Stock as principals for their own account. We will not receive any proceeds from the sale of any shares of Common Stock sold by the Selling Stockholders as part of this offering. The Selling Stockholders may sell the shares from time to time in one or more transactions on the Nasdaq National Market, where our Common Stock is currently traded, on any securities exchanges or other quotation systems on which our Common Stock may then be traded, in the over-the-counter market or in negotiated transactions, all at prices and on terms then available. Some or all of the shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connections with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Stockholders and the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved).

            The Selling Stockholders and any broker or dealer participating in the distribution of shares in connection with this offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any discounts or commissions received by such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

            Shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may also be sold under Rule 144.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, as well as proxy statements and other information, with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site (http://www.sec.gov). Our Common Stock is listed on the Nasdaq National Market and you may inspect the Company's SEC filings at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

            This Prospectus is part of a Registration Statement on Form S-8 filed by the Company with the SEC under the Securities Act. As permitted by SEC rules, this Prospectus does not contain all of the information included in the Registration Statement and the accompanying exhibits filed with the SEC. You may refer to the Registration Statement and its exhibits for more information.

            The SEC allows us to "incorporate by reference" into this Prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this Prospectus, the subsequent information will also become part of this Prospectus and will supersede the earlier information.

            We are incorporating by reference the following documents that we have filed with the SEC:

      o     Our Annual Report on Form 10-K for the year ended January 30, 1999;

      o Our Quarterly Reports on Form 10-Q (including any amendments) for the quarters ended May 1, 1999 and July 31, 1999; and

      o The description of our Common Stock contained in our registration statement filed with the SEC under the Securities Exchange Act of 1934 and subsequent amendments and reports filed to update such description.

            We are also incorporating by reference into this Prospectus all of its future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of Securities Exchange Act of 1934 until this offering has been completed.

            You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                  Factory 2-U Stores, Inc.
                  4000 Ruffin Road
                  San Diego, California 92123
                  Attention:  Chief Financial Officer
                  Telephone:  (858) 627-1800

            You should rely only on the information provided in this Prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the first page of the Prospectus. We are not making this offer of securities in any state or country in which the offer or sale is not permitted

                                     EXPERTS

            The financial statements incorporated by reference in this Form S-8 have been audited by Arthur Andersen LLP, independent public accountants, for the fiscal years ended January 31, 1998 and January 30, 1999, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

            The consolidated statements of operations, stockholders' equity, and cash flows of Family Bargain Corporation and subsidiaries for the year ended February 1, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                     SEC POSITION REGARDING INDEMNIFICATION

            Our certificate of incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful. We have been informed that, in the opinion of the SEC, insofar as directors, officers or other persons who control us may become entitled under the provisions of our certificate of incorporation to indemnification for liabilities arising under the Securities Act, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by Factory 2-U Stores, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999;

            (b) The Company's Quarterly Reports on Form 10-Q (including any amendments) for the quarters ended May 1, 1999 and July 31, 1999;

            (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 30, 1999; and

            (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES

            Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's certificate of incorporation provides for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

            Directors   and  officers   may  also  be  entitled  to   additional
indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

            This Registration Statement covers the reoffer and resale of 658,995 shares of Common Stock issued by the Company under individual employee compensation agreements, which shares were issued in transactions which are exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Item 8.  EXHIBITS


NUMBER       DESCRIPTION                              METHOD OF FILING
------       -----------                              ----------------

5.1          Opinion of Hughes Hubbard & Reed LLP     Filed herewith

23.1         Consent of Arthur Andersen LLP           Filed herewith

23.2         Consent of KPMG LLP                      Filed herewith

23.3         Consent of Hughes Hubbard & Reed LLP     Contained in Exhibit 5.1

24.1         Powers of Attorney                       On signature pages



Item 9.  UNDERTAKINGS

            (a)   The Company hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
            being  made,  a  post-effective   amendment  to  this   Registration
            Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To  reflect in the  prospectus  any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material  information  with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 14th day of October 1999.

                                      FACTORY 2-U STORES, INC.



                                      By: /S/  MICHAEL M. SEARLES
                                          --------------------------------------
                                          Michael M. Searles
                                          Chairman of the Board



                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Searles, Douglas C. Felderman and Wm. Robert Wright II, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

                                  ----------

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               NAME                          TITLE                   DATE
               ----                          -----                   ----
 /s/ Michael M. Searles
 ________________________________ Principal Executive        October 14, 1999
     Michael M. Searles           Officer and Director

 /s/ Douglas C. Felderman
 ________________________________  Principal Financial and    October 14, 1999
     Douglas C. Felderman          Accounting Officer

     /s/ Peter V. Handal
 ________________________________  Director                   October 14, 1999
         Peter V. Handal

       /s/ Ira Neimark
 ________________________________  Director                   October 14, 1999
           Ira Neimark

      /s/ Ronald Rashkow
 ________________________________  Director                   October 14, 1999
          Ronald Rashkow

    /s/ H. Whitney Wagner
 ________________________________  Director                   October 14, 1999
        H. Whitney Wagner

   /s/ Wm. Robert Wright II
 ________________________________  Director                   October 14, 1999
       Wm. Robert Wright II


                                EXHIBIT INDEX




NUMBER                  DESCRIPTION                 METHOD OF FILING       PAGE
------                  -----------                 ----------------       ----
5.1         Opinion of Hughes Hubbard & Reed     Filed herewith
            LLP
23.1        Consent of Arthur Andersen LLP       Filed herewith
23.2        Consent of KPMG LLP                  Filed herewith
23.3        Consent of Hughes Hubbard & Reed     Contained in Exhibit
            LLP                                  5.1
24.1        Powers of Attorney                   Filed herewith
